UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 14, 2014
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On May 14, 2014, the Company held its Annual Meeting of Stockholders at 10:00 am local time at the Meritage Homes corporate office at 8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona, 85260. The following matters were voted upon at the meeting:
Proposal No. 1
The Company’s stockholders elected four individuals to the Board of Directors as Class I Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven J. Hilton	31,430,510	1,489,845	3,341,165
Raymond Oppel	31,663,689	1,256,666	3,341,165
Richard T. Burke, Sr.	32,749,317	171,038	3,341,165
Dana C. Bradford	32,749,346	171,009	3,341,165
Proposal No. 2
The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the 2014 fiscal year.

Votes For	Votes Against	Abstentions
35,031,911	1,224,485	5,124
Proposal No. 3
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,182,176	549,025	189,152	3,341,167
Proposal No. 4
The Company’s stockholders approved the Amended and Restated 2006 Stock Incentive Plan by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,526,258	3,212,012	182,085	3,341,165
Proposal No. 5
The Company’s stockholders approved the amendment to and extension of our Executive Management Incentive Plan by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,396,675	1,488,490	35,190	3,341,165

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 14, 2014

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer